Exhibit 99.2
Information Relating to Part II.
Item 14. Other Expenses of Issuance and Distribution
The expenses in connection with the offer and sale of shares of common stock of Ichor Holdings, Ltd. registered pursuant to the automatic shelf Registration Statement on Form S-3ASR (Registration No. 333-273825) filed on August 9, 2023, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission (“SEC”) registration fee.

Amounts to be paid
SEC registration fee	$21,218
Accounting fees and expenses	220,500
Legal fees and expenses	570,000
Miscellaneous	29,500
Total	$841,218